Exhibit 10.1

Baker McKenzie.

Deed of Settlement and Release

Solar Juice Co. Ltd

Kun Fong Lee in his own capacity and as trustee for Solar Juice Co. Ltd

Jinhan Zhou in his own capacity and as trustee for Solar Juice Co. Ltd

Andrew Lawrence Burgess in his own capacity and as trustee for Burgess Absolutely Entitled Trust

Rami Ahmed Fedda in his own capacity and as trustee for Fedda Absolutely Entitled Trust

Allied Energy Holding Pte Ltd

Chin Piaw Tan

Solar Juice Pty Ltd

Baker & McKenzie

ABN 32 266 778 912

Tower One - International Towers Sydney

Level 46, 100 Barangaroo Avenue

Barangaroo NSW 2000

Australia

www.bakermckenzie.com

Table of contents

1.	Definitions and interpretation	2
2.	Effective Date	9
3.	The Shareholdings in the Company	10
4.	Issue of Subscription Shares	10
5.	Warranties in relation to Share Issue	14
6.	Completion	15
7.	Directors	16
8.	Consent Orders	16
9.	Management of the Company	17
10.	Scottish Pacific Facility	17
11.	Shareholders' Deed	18
12.	If GST is payable	18
13.	Stock Options and RSA	19
14.	Releases by the Parties	19
15.	No admission of liability	20
16.	Representations and warranties	20
17.	Confidentiality to be preserved	21
18.	General	22

Title	Deed of Settlement and Release

Date	14 October 2020

Parties	Solar Juice Co. Ltd (a Cayman Islands registered company) of P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KYl-1205 Cayman Islands (Solar Juice Cayman or SJC)

Kun Fong Lee in his own capacity and as trustee for Solar Juice Co. Ltd of Block 585, Pasir Ris Street 53, #10-47, Singapore 510585 (Lee)

Jinhan Zhou in his own capacity and as trustee for Solar Juice Co. Ltd of XueweilLandhu No 1, Sartu District, Daqing City, Heilongjian Province 163000, People's Republic of China (Zhou)

Andrew Lawrence Burgess in his own capacity and as trustee for Burgess Absolutely Entitled Trust of The Run Way, Blaxland NSW 2774 (Burgess)

Rami Ahmed Fedda in his own capacity and as trustee for Fedda Absolutely Entitled Trust of 1 Badger Avenue, Sefton NSW 2162 (Fedda)

Allied Energy Holding Pie Ltd of 18 Boon Lay Way #06-107 Trade Huy 21 Singapore 609966 Singapore (Allied)

Chin Piaw Tan of 12 Jelebu Road, #22-36 Hillian Residences 677673 Singapore (Tan)

Solar Juice Ply Ltd (139 534 026) of Unit I, 10-12 Forsyth Close, Wetherill Park NSW 2164 (Company)

Recitals

A	Solar Juice Cayman, Lee in his capacity as trustee for Solar Juice Cayman, Zhou in his capacity as trustee for Solar Juice Cayman, Burgess in his capacity as trustee for the Burgess Absolutely Entitled Trust, Fedda in his capacity as trustee for the Fedda Absolutely Entitled Trust and Allied are the shareholders of the Company (Shareholders).

B	Solar Juice Cayman is a wholly owned subsidiary of SPI, a company listed on NASDAQ.

C	Solar Juice Cayman became the owner of the Shares (legally and/or beneficially) following transfers to it of all the Shares held by SPI China (HK) Limited (Share Transfers). At the time of those Share Transfers, SPI China (HK) Limited was also a wholly owned subsidiary of SPI.

D	The Parties are in dispute as to the effectiveness of a rights issue purportedly undertaken by the Company in May 2020 (Purported Rights Issue) and the validity and consequences of certain events which followed, including:

(a)	whether, as was the position prior the Purported Rights Issue, Solar Juice Cayman:

(i)	is the beneficial owner of an 80% shareholding in the Company;

(ii)	has 4 directors on the board of the Company;

(iii)	is entitled to appoint the Chairman of the board of the Company and has the benefit of the Chairman's casting vote; and

(iv)	has the protections set out in the Shareholders' Deed, or

(b)	whether as a result of actions taken by or on behalf of the Defendants in connection with the Purported Rights Issue:

(i)	Solar Juice Cayman's total beneficial shareholding has been reduced to 40%;

(ii)	2 of Solar Juice Cayman's nominee directors (Lee and Zhou) have been removed as directors of the Company;

(iii)	Chin Piaw Tan has been appointed as a director of the Company;

(iv)	Solar Juice Cayman is no longer entitled to appoint the Chairman of the Company and does not have the benefit of the Chairman's casting vote; and

(v)	the Shareholders' Deed has been terminated.

E	The Parties are all parties to the Proceeding the subject matter of which is the Dispute.

F	The Parties have agreed to settle the Proceeding on the terms of this Deed on a without admissions basis.

Operative provisions

1.	Definitions and interpretation

Definitions

1.1	In this Deed, unless the context requires otherwise, words used have the following meanings:

Allied Payment means the amount of A$120,000 paid by or on behalf of Allied to the Company as a prepayment from Allied to the Company for the Allied Subscription Shares, being the amount which was paid by Allied to the Company on 25 May 2020 as the consideration payable by Allied for the Allied Rights Issue Shares as part of the Purported Rights Issue.

Allied Rights Issue Shares means the 6 Shares that were invalidly issued to Allied as part of the Purported Rights Issue.

Allied Subscription Amount means A$120,000.

Allied Subscription Shares means 6 Shares.

Allied Warranties means the Warranties set out in Part B of Schedule 2.

Authorisation means:

(a)	any authorisation, approval, licence, permit, consent, qualification, accreditation, filing, registration, certificate, resolution, direction, declaration, or exemption and any renewal and variation of them; and

(b)	for anything which a Government Agency may prohibit or restrict within a specified period, the expiry of that period without intervention or other action by that Government Agency.

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Burgess Balance Amount means the amount of the Burgess Payment less the Burgess Subscription Amount.

Burgess Payment means the amount of A$940,000 paid by or on behalf of Burgess to the Company on 21 May 2020 as the consideration payable by Burgess for the Burgess Rights Issue Shares as part of the Purported Rights Issue.

Burgess Rights Issue Loans means the Loan Agreement dated 19 May 2020 between Juicy Fruits (NSW) Pty Ltd (ACN 153 123 703) and Allied, and the Loan Agreement dated 19 May 2020 between Juicy Fruits (NSW) Pty Ltd (ACN 153 123 703) and Cadence Products Enterprise Pte Ltd.

Burgess Rights Issue Shares means the 47 Shares that were invalidly issued to Burgess as part of the Purported Rights Issue.

Burgess Subscription Amount means A$140,000.

Burgess Subscription Shares means 7 Shares.

Burgess Warranties means the Warranties set out in clauses 16. l, I 6.2, I 6.3 and Part B of Schedule 2.

Business Day means a day that is not a Saturday, Sunday, a public holiday or bank holiday in Sydney, New South Wales.

Claim(s) means any claim, cost, damages, debt, expense, liability, loss, allegation, suit, action, demand, cause of action or proceeding of any kind whether known or unknown, as at the Effective Date.

Completion means completion of the issue of the Subscription Shares in accordance with clause 6.

Consent Orders means orders substantially in the form of Schedule 1, or such other orders as agreed between the parties in writing.

Constitution means the constitution of the Company.

Controller has the meaning defined in section 9 of the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia.

Deed means this Deed of Settlement and Release.

Defendants means Burgess, Fedda, Tan, Allied and the Company.

Dispute means the dispute between the Parties in respect of the matters set out in Recital D.

Effective Date means the date on which the last party executes this deed.

Escrowed Consideration Shares has the meaning given to it in the SPA.

Executive Employment Agreements means both the:

(a)	Executive Employment Agreement between Solar Juice Pty Ltd and Andrew Burgess; and

(b)	Executive Employment Agreement between Solar Juice Pty Ltd and Rami Fedda.

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Fedda Balance Amount means the amount of the Fedda Payment less the Fedda Subscription Amount.

Fedda Payment means the amount of A$940,000 paid by Fedda to the Company on 21 May 2020 as the consideration payable by Fedda for the Fedda Rights Issue Shares as part of the Purported Rights Issue.

Fedda Rights Issue Loans means the Loan Agreement dated 19 May 2020 between Fabral Investments Pty Ltd (ACN 153 123 696) and Allied, and the Loan Agreement dated 19 May 2020 between Fabral Investments Pty Ltd (ACN 153 123 696) and Cadence Products Enterprise Pte Ltd.

Fedda Rights Issue Shares means the 47 Shares that were invalidly issued to Fedda as part of the Purported Rights Issue.

Fedda Subscription Amount means A$140,000.

Fedda Subscription Shares means 7 Shares.

Fedda Warranties means the Warranties set out in clauses 16.1, 16.2, 16.3 and Part B of Schedule 2.

First to Fourth Defendants means Burgess, Fedda, Tan and Allied.

Government Agency means:

(a)	a government, whether foreign, federal, state, territorial or local or a department, office or minister of a government acting in that capacity; or

(b)	a commission, delegate, instrumentality, agency, board, or other government, semi government,judicial, administrative, monetary or fiscal body, department, tribunal, entity or authority, whether statutory or not, and includes any self-regulatory organisation established under statute or any stock exchange.

GST means GST as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth), or any like tax.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999, or if that Act does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and to any regulation made under that Act.

Insolvency Event means:

(a)	for any body corporate, the happening of one or more of the following events:

(i)	except for the purpose of a solvent reconstruction or amalgamation which has the prior written consent of the other parties:

(A)	process is filed in a court seeking an order that it be wound up or that a Controller be appointed to it or any of its assets, unless the application is withdrawn, struck out or dismissed within seven days of it being filed;

(B)	an order is made that it be wound up or that a Controller be appointed to it or any of its assets; or

(C)	a resolution that it be wound up is passed or proposed;

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(ii)	a liquidator, provisional liquidator, Controller or any similar official is appointed to, or takes possession or control of, all or any of its assets or undertaking;

(iii)	an administrator is appointed to it, a resolution that an administrator be appointed to it is passed or proposed, or any other steps are taken to appoint an administrator to it;

(iv)	it enters into, or resolves to enter into, an arrangement, compromise or composition with any of, or any class of, its creditors or members, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement, compromise or composition;

(v)	a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors is proposed or effected;

(vi)	any action is taken by ASIC with a view to its deregistration or its dissolution, or an application is made to ASIC that any such action be taken;

(vii)	it is insolvent within the meaning of section 95A of the Corporations Act, as disclosed in its accounts or otherwise, states that it is unable to pay its debts or is presumed to be insolvent under any applicable law;

(viii)	as a result of the operation of section 459F(l) of the Corporations Act, it is taken to have failed to comply with a statutory demand;

(ix)	it stops or suspends or threatens to stop or suspend the payment of all or a class of its debts or the conduct of all or a substantial part of its business;

(x)	any event or circumstance set out in section 461 of the Corporations Act occurs in relation to it; or

(xi)	anything having a substantially similar effect to any of the events specified in paragraphs (a)(i) to (a)(x) of this definition happens to it under the Jaw of any jurisdiction;

(b)	in relation to a person that is an individual, the happening of one or more of the following events:

(i)	a bankruptcy notice is issued to the person;

(ii)	a receiver, trustee for creditors or trustee in bankruptcy is appointed to any of the person's property;

(iii)	a garnishee notice is issued concerning any money that the person is said to be owed;

(iv)	the person proposes or enters into an arrangement or composition with, or an assignment for the benefit of, any of the person's creditors;

(v)	the person proposes or effects a moratorium involving any of the person's creditors;

(vi)	the person stops or suspends, or threatens to stop or suspend, the payment of all or a class of the person's debts or the conduct of all or a substantial part of the person's business;

(vii)	the person is unable to pay all of the person's debts as they fall due or is presumed to be insolvent under any applicable law;

(viii)	the person becomes an "insolvent under administration" as defined in section 9 of the Corporations Act;

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(ix)	anything having a substantially similar effect to any of the events specified in paragraphs (b)(i) to (b)(viii) of this definition happens to the person under the law of any jurisdiction; or

(x)	the person dies, is imprisoned or becomes incapable of managing his or her own affairs.

Interim Orders means Orders I, 2 and 3 of the Orders made in the Proceeding on 4 June 2020 as extended by Order I of the Orders made on 12 June 2020, as extended and varied by Order I of the Orders made on 3 July 2020 and as extended by Order I of the Orders made on 21 July 2020.

Lee Subscription Shares means 16 Shares.

Liabilities means all liabilities, whether actual or contingent, present or future, quantified or unquantified.

Loss means any claim, cost (including legal costs on a solicitor and client basis), damage, debt, expense, Tax, Liability, loss, obligation, allegation, suit, action, demand, cause of action, proceeding or judgment of any kind however calculated or caused, and whether direct or indirect, consequential, incidental or economic, including any decrease in the value of the Assets or the value of the Sale Shares, whether or not realised.

New Rights Issue has the meaning given to that term in clause 4.1.

Party means a party to this Deed.

Plaintiffs means Solar Juice Cayman, Lee and Zhou.

Proceeding means Proceeding No. NSD605/2020 in the Federal Comt of Australia, New South Wales registry.

PPSA means the Personal Property Securities Act 2009 (Cth).

Purported Rights Isssue has the meaning given to it in the Statement of Claim filed in the Proceeding on 15 June 2020.

Related Party has the meaning given to that term in the Corporations Act.

RSAs means the Restricted Share Awards granted by SPI Energy Co. Ltd and its shareholders to Andrew Burgess and Rami Fedda subject to the terms and conditions set out in the SPI. Energy Co. Ltd 2015 Equity Incentive Plan- Restricted Share Award Agreement between SPI Energy Co. Ltd and each of Andrew Burgess and Rami Fedda.

Rights Issue Loans means the Burgess Rights Issue Loans and the Fedda Rights Issue Loans.

Scottish Pacific Facility means the Invoice Discounting Agreement between the Company and Scottish Pacific (BFS) Pty Limited (ACN 101 657 041) entered into on or about 29 March 2018.

Scottish Pacific Guarantees means the document entitled “Deed of Guarantee and Indemnity” dated 19 April 2018 between:

•	Scottish Pacific (BFS) Pty Limited;
•	Solar Juice Pty Ltd;
•	Juicy Fruits (NSW) Pty Ltd;
•	Fabral Investments Pty Ltd;

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•	Juicy Fruits (No 2) Pty Ltd in its own right and as trustee for the Burgess Absolutely Entitled Trust;
•	SJ Trading (No 2) Pty Ltd in its own right and as trustee for the Fedda Absolutely Entitled Trust;
•	Fabral holdings Pty Ltd;
•	Juicy Fruits Commercial Pty Ltd;
•	Juicy Properties Pty Ltd;
•	SJ (No 2) Pty Ltd;
•	Solar Juice PPA Pty Ltd;
•	Burgess; and
•	Fedda.

Security Interest means an interest in an asset which provides security for, or protects against default by, a person for the payment or satisfaction of a debt, obligation or liability including a security interest registered under the PPSA, mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation or arrangement for the retention of title.

Share means a fully paid ordinary share in the Company.

Share Certificate means each of:

a)	Share Certificate No. 10 dated 22 May 2020 certifying that Rami Fedda as trustee for the Fedda Absolutely Entitled Trust is the holder of 47 ordinary shares of Solar Juice Pty Ltd;
b)	Share Certificate No. 11 dated 22 May 2020 certifying that Andrew Burgess as trustee for the Burgess Absolutely Entitled Trust is the holder of 47 ordinary shares of Solar Juice Pty Ltd; and
c)	Share Certificate No. 12 dated 26 May 2020 certifying that Allied Energy Holding Pte Ltd is the holder of 6 ordinary shares of Solar Juice Pty Ltd.

(together, the Share Certificates)

Shareholders means has the meaning given in Recital A.

Shareholders' Deed means the Shareholders' Deed dated on or about May 2015 between Burgess, Fedda, Allied, SPI China (HK) Limited and the Company.

SJC Subscription Amount means A$1,600,000, being the total aggregate amount payable for the Solar Juice Cayman Subscription Shares, Lee Subscription Shares and Zhou Subscription Shares.

SJC Subscription Shares means the Solar Juice Cayman Subscription Shares, the Lee Subscription Shares and the Zhou Subscription Shares.

SJC Warranties means the Warranties set out in clause 16.3 of this Deed.

Solar Juice Cayman Subscription Shares means 49 Shares.

SPA means the Share Purchase Agreement dated 31 March 2015 between Burgess, Fedda, Allied and SPI China (HK) Limited.

SPI means SPI Energy Co., Ltd.

SPI Group means SPI and its affiliates, including Solar Juice Cayman.

Stock Options means the Options available to Andrew Burgess and Rami Fedda and defined in clause 7 of the Executive Employment Agreements.

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Subscriber Warranties means the Allied Warranties, the Burgess Warranties and the Fedda Warranties.

Subscription Shares means the Solar Juice Cayman Subscription Shares, Lee Subscription Shares, Zhou Subscription Shares, the Burgess Subscription Shares, the Fedda Subscription Shares and the Allied Subscription Shares.

Tax means:

(a)	a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty and GST) at any time imposed or levied by any Government Agency or required to be remitted to, or collected, withheld, or assessed by, any Government Agency; and

(b)	any related interest, expense, fine, penalty or other charge on those amounts,

and includes any amount that a person is required to pay to another person on account that other person's liability for Tax.

Tax Invoice has the meaning given by the GST Act.

Third Party Interest means any Security Interest, lease, license, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party.

Warranties means the Company Warranties, SJC Warranties, Burgess Warranties, Fedda Warranties, and the Allied Warranties together (or individual as the context requires).

Zhou Subscription Shares means 15 Shares.

Interpretation

1.2	In this Deed:

(a)	unless the context requires, a reference to:

(i)	the singular includes the plural and vice versa;

(ii)	a gender includes all genders;

(iii)	a document (including this Deed) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;

(iv)	a party means a party to this Deed;

(v)	an item, Recital, clause, Schedule or Annexure is to an item, Recital, clause, Schedule or Annexure of or to this Deed;

(vi)	a notice means a notice, approval, demand, request, nomination or other communication given by one party to another under or in connection with this Deed;

(vii)	a person (including a party) includes:

(A)	an individual, company, other body corporate, association, partnership, firm, joint venture, trust and Govermnent Agency; and

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(B)	the person's successors, permitted assigns, substitutes, executors and administrators;

(viii)	a law includes any legislation, judgment, rule of common law or equity or rule of any applicable stock exchange, and is a reference to that law as amended, consolidated, supplemented or replaced and includes a reference to any regulation, by-law or other subordinate legislation;

(ix)	proceedings includes litigation, arbitration and investigation;

(x)	a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

(xi)	time is to New South Wales time;

(xii)	day is to a day in New South Wales;

(xiii)	the words "including" and :includes” mean “including, but not limited to”, and "includes, without limitation" respectively;

(b)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)	headings are for convenience only and do not affect interpretation of this Deed;

(d)	if a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day; and

(e)	if a period must be calculated from, after or before a day or the day of an act or event, it must be calculated excluding that day.

This Deed may not be construed adversely to a party only because that party was responsible for preparing it.

2.	Effective Date

2.1	This Deed becomes effective on and from the Effective Date.

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3.	The Shareholdings in the Company

3.1	The parties acknowledge and agree that:

(a)	the intention of the parties is for the issued share capital of the Company to be held in the following proportions, and to record and recognise that this was the position both immediately prior to 22 May 2020 and from that date onwards:

Shareholder	% Interest
Solar Juice Cayman	49%
Lee	16%
Zhou	15%
Burgess	7%
Fedda	7%
Allied	6%
Total	100%

(b)	if for any reason, the intention referred to in clause 3.l(a) is not accomplished by the provisions of this Deed, the parties will each promptly do all such things as are reasonably necessary in all the circumstances to give effect to this intention.

3.2	The Parties agree that:

(a)	subject to the Court making the Consent Orders referred to in clause 8:

(i)	The statutory books and records of the Company, including in particular the register of members must be rectified to reflect that the changes currently recorded as occurring on 22 May 2020 did not occur and notification must be given to ASIC accordingly within I Business Day of the Court making the Consent Orders;

(ii)	the Share Certificates are to be cancelled within I Business Day of the Court making the Consent Orders;

(iii)	the Subscription Shares are to be issued as set out in clause 4. The register of members of the Company is to be updated to reflect the issue of the Subscription Shares and notification is to be given to ASIC accordingly within I Business Day after Completion.

4.	Issue of Subscription Shares

New Rights Issue

4.1	The Company offers to each Shareholder, rights to subscribe for I 00 additional ordinary shares in the capital of the Company in an aggregate amount of A$2,000,000 at an issue price of A$20,000 per share, pro rata in accordance with each Shareholder's existing shareholding (New Rights Issue).

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4.2	The execution of this Deed by the Company constitutes an irrevocable offer to each Shareholder to subscribe for additional Shares in the capital of the Company under the New Rights Issue.

Issue of SJC Subscription Shares

4.3	Pursuant to the New Rights Issue:

(a)	Solar Juice Cayman agrees to subscribe for the Solar Juice Cayman Subscription Shares;

(b)	Lee agrees to subscribe for the Lee Subscription Shares;

(c)	Zhou agrees to subscribe for the Zhou Subscription Shares, together the SJC Subscription Shares.

4.4	The Company agrees to issue the Solar Juice Cayman Subscription Shares, the Lee Subscription Shares and the Zhou Subscription Shares free from Third Party Interests to Solar Juice Cayman, Lee and Zhou on Completion for the SJC Subscription Amount, on the terms of this Deed.

4.5	The execution of this Deed by Solar Juice Cayman, Lee and Zhou constitutes an irrevocable application by Solar Juice Cayman, Lee and Zhou to subscribe at Completion for the Solar Juice Cayman Subscription Shares, the Lee Subscription Shares and the Zhou Subscription Shares respectively.

Issue of Burgess Subscription Shares

4.6	Pursuant to the New Rights Issue, Burgess agrees to subscribe for, and the Company agrees to issue, the Burgess Subscription Shares free from Third Party Interests to Burgess on Completion for the Burgess Share Subscription Amount, on the terms of this Deed.

4.7	The execution of this Deed by Burgess constitutes an irrevocable application by Burgess to subscribe at Completion for the Burgess Subscription Shares.

Issue of Fedda Subscription Shares

4.8	Pursuant to the New Rights Issue, Fedda agrees to subscribe for, and the Company agrees to issue, the Fedda Subscription Shares free from Third Party Interests to Fedda on Completion for the Fedda Share Subscription Amount, on the terms of this Deed.

4.9	The execution of this Deed by Fedda constitutes an irrevocable application by Fedda to subscribe at Completion for the Fedda Subscription Shares.

Issue of Allied Subscription Shares

4.10	Pursuant to the New Rights Issue, Allied agrees to subscribe for, and the Company agrees to issue, the Allied Subscription Shares free from Third Party Interests to Allied on Completion for the Allied Share Subscription Amount, on the terms of this Deed.

4.11	The execution of this Deed by Allied constitutes an irrevocable application by Allied to subscribe at Completion for the Allied Subscription Shares.

Terms and Conditions

4.12	The terms and conditions of the subscription by each of the Shareholders, and issue of the Subscription Shares by the Company, pursuant to the New Rights Issue are as follows:

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(a)	Each of the Company, Burgess, Fedda and Allied waives, and prior to Completion must obtain the waiver from all other relevant persons, of all restrictions on issue (including pre-emption rights) that might exist in respect of the Subscription Shares, whether under the Constitution or otherwise.

(b)	Subject to clauses 4.12(c) and 4.12(d), the SJC Subscription Amount is to be paid by SJC to the Company within 3 Business days of the Court making the Consent Orders.

(c)	The Company has directed (with execution of this Deed constituting an irrevocable direction by the Company to SJC) that the SJC Subscription Amount be paid in full to Burgess and Fedda in equal proportions.

(d)	Each of Burgess and Fedda have directed (with execution of this Deed constituting an irrevocable direction by the each of Burgess and Fedda to SJC) that the SJC Subscription Amount be paid to Allied to the following accounts:

Amount: A$1,155,000

Payee's name:	Cadence Products Enterprise Pte. Ltd.

Payee's address:	52, Duchess Avenue, #02-08, Duchess Crest, Singapore 269197

Payee's bank:	United Overseas Bank Ltd

Bank address:	369, Alexandra Road 17-00 Singapore 119954

USD Bank acct no.:	xxxxxxxxxx

SWIFT code:	UOVBSGSG

Amount: A$445,000

Allied Energy Holding Pte Ltd

Payee's name:	Allied Energy Holding Pte. Ltd.

Payee's address:	18, Bon Lay Way, #06-107, Trade Hub 21, Singapore 609966

Payee's bank:	United Overseas Bank Ltd

Bank address:	369, Alexandra Road 17-00 Singapore I 19954

USD Bank acct no.:	xxxxxxxxxxxxx

SWIFT code:	UOVBSGSG

(e)	The Burgess Subscription Amount is to be paid by way of the Company deducting (with execution of this Deed constituting an irrevocable authorisation and consent by Burgess to such deduction by the Company) A$140,000 from the Burgess Payment.

(f)	The Fedda Subscription Amount is to be paid by way of the Company deducting (with execution of this Deed constituting an irrevocable authorisation and consent by Fedda to such deduction by the Company) A$140,000 from the Fedda Payment.

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(g)	The Allied Subscription Amount is to be paid by way of the Company retaining the Allied Payment in full and applying (with execution of this Deed constituting an irrevocable authorisation and consent by Fedda to such appllication by the Company) the Allied Payment as payment for the issue of the Allied Subscription Shares.

(h)	Burgess agrees to pay to Allied the amount of A$ l 40,000 in partial repayment of the the Burgess Rights Issue Loans.

(i)	Fedda agrees to pay to Allied the amount of A$140,000 in partial repayment of the the Fedda Rights Issue Loans.

(j)	Burgess agrees that he has no right or entitlement to the Burgess Balance Amount.

(k)	Fedda agrees that he has no right or entitlement to the Fedda Balance Amount.

(l)	Allied agrees that it has no right or entitltement to the Burgess Balance Amount nor the Fedda Balance Amount.

(m)	Allied acknowledges and agrees that its sole rights of recove1y in respect of the Burgess Rights Issue Loans and Fedda Rights Issue Loans is as against Burgess and Fedda respectively and that neither the Company nor SJC, Lee or Zhou have any obligations in respect of either the Burgess Rights Issue Loan or Fedda Rights Issue Loans.

(n)	Allied undertakes that it will not commence any proceedings (including debt recove1y proceedings) or take any other action as against the Company and/or SJC in respect of the Burgess Balance Amount or Fedda Balance Amount, and acknowledges and agrees that each of the Company and SJC may plead this Deed as a bar to any such proceedings or other action.

4.13	The Company represents and warrants that, if and to the extent that entry into the Deed (and the performance its obligations under the Deed) is considered to be financial assistance under section 260A of the Corporations Act, the giving of such assistance to a person to acquire shares in the Company does not materially prejudice (i) the interests of the Company or the Shareholders or (ii) the ability of the Company to pay its creditors. Each of the Shareholders acknowledge and agree that the entry into the Deed by the Company (and the performance its obligations under the Deed) does not materially prejudice their respective interests in the Company.

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4.14	The intention of the parties is for the issued share capital of the Company following Completion to be as follows:

Shareholder	% Interest	No. of Shares
Solar Juice Cayman	49%	98
Lee	16%	32
Zhou	15%	30
Burgess	7%	14
Fedda	7%	14
Allied	6%	12
Total	100%	200

4.15	If, for any reason, the intention referred to in clause 4.13 is not accomplished by the provisions of this Deed, the parties will each promptly do all such things as are reasonably necessary in all the circumstances to give effect to this intention.

4.16	Burgess, Fedda and Allied agree that they will consent to, and will not object to, any transfer of Shares from Lee and Zhou to any Related Party of SPI.

5.	Warranties in relation to Share Issue

5.1	The Company represents warrants and covenants to and with each of the Shareholders that each statement contained in clause 16.2, 16.3 and Part A of Schedule 2 is true, accurate and not misleading (Company Warranties).

5.2	Each of the Shareholders represents and warrants and covenants, in respect of itself only, to and with the Company and each other Shareholder that each statement contained in clause 16.3 is true, accurate and not misleading.

5.3	The Warranties are given at the Effective Date and Completion.

5.4	Each of Allied, Burgess and Fedda acknowledge and agree that Solar Juice Cayman, Lee and Zhou have been induced to enter into this Deed by the Burgess Warranties, the Fedda Warranties, the Allied Warranties and the Company Warranties and that Solar Juice Cayman, Lee and Zhou have relied on the truth and accuracy of the Allied Warranties, the Burgess Warranties, Fedda Warranties and Company Warranties. Each of Allied, Burgess and Fedda indemnify Solar Juice Cayman, Lee, Zhou and the Company against all Loss (including any Tax Claim Loss) which may be made or brought against, suffered or incurred by, Solar Juice Cayman, Lee, Zhou or the Company and which arises directly or indirectly out of or in connection with any of the Allied Warranties, the Burgess Warranties, the Fedda Warranties and the Company Warranties being untrue, inaccurate or misleading, or any breach of this Deed by either Allied, Burgess, Fedda or tl1e Company, whether or not the Loss was within the parties' reasonable contemplation as at the Effective Date.

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6.	Completion

6.1	The parties acknowledge and agree that:

(a)	Completion must take place within 5 Business Days of the Consent Orders being made by the Court at the offices of Baker McKenzie located at Tower One - International Towers Sydney, Level 46, 100 Barangaroo Avenue, Barangaroo NSW 2000 or at any other place agreed in writing by the parties;

(b)	the obligations of the parties under clauses 6.3, 6.4 and 6.5 are interdependent so that Completion does not occur unless and until each of the relevant obligations set out in clauses 6.3, 6.4 and 6.5 are effected or completed; and

(c)	all actions required to be performed on Completion will be taken to have occurred simultaneously at Completion.

6.2	No delivery or payment will be deemed to have been made until all deliveries and payments due to be made at Completion have been made.

6.3	At or before Completion:

(a)	SJC must pay the SJC Subscription Amount to the Company in accordance with clause 4.12(b);

(b)	Burgess must pay the Burgess Subscription Amount to the Company in accordance with clause 4.12(e);

(c)	Fedda must pay the Fedda Subscription Amount to the Company in accordance with clause 4.12(!); and

(d)	Allied must pay the Allied Subscription Amount to the Company in accordance with clause 4.12(g);

6.4	At or before Completion, the Company must procure that a meeting of directors of the Company is held at which the Board resolves, on Completion occurring, to:

(a)	approve the registration of each of Solar Juice Cayman, Lee, Zhou, Burgess, Fedda and Allied as the holder of the Solar Juice Cayman Subscription Shares, Lee Subscription Shares, Zhou Subscription Shares, Burgess Subscription Shares, Fedda Subscription Shares and Allied Subscription Shares respectively;

(b)	allot and issue to Solar Juice Cayman, Lee, Zhou, Burgess, Fedda and Allied the Solar Juice Cayman Subscription Shares, Lee Subscription Shares, Zhou Subscription Shares, Burgess Subscription Shares, Fedda Subscription Shares and Allied Subscription Shares respectively; and

(c)	register Solar Juice Cayman, Lee, Zhou, Burgess, Fedda and Allied as the holder of the Solar Juice Cayman Subscription Shares, Lee Subscription Shares, Zhou Subscription Shares, Burgess Subscription Shares, Fedda Subscription Shares and Allied Subscription Shares respectively in the register of members of the Company;

(d)	deliver to Solar Juice Cayman, Lee, Zhou, Burgess, Fedda and Allied a share certificate as evidence of the issue of the Solar Juice Cayman Subscription Shares, Lee Subscription Shares, Zhou Subscription Shares, Burgess Subscription Shares, Fedda Subscription Shares and Allied Subscription Shares respectively.

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6.5	On Completion, the Company must provide to the Shareholders a copy of minutes of meeting of the Company approving:

(a)	the cancellation of the existing share certificates for the Burgess Rights Issue Shares, the Fedda Rights Issue Shares and the Allied Rights Issue Shares;

(b)	the issue of new share certificates in accordance with clause 6.4 above.

7.	Directors

7.1	The Parties agree that:

(a)	Lee and Zhou are directors of the Company and are to be recorded and recognised as being directors both immediately prior to 22 May 2020 and on and from that date onwards;

(b)	Mr Denton Peng is the Chairman of the Company and is to be recorded and recognised as being the Chairman of the Company both immediately prior to 22 May 2020 and on and from that date onwards;

(c)	Mr Tan is not a director of the Company and is to be recorded and recognised as never having been a director of the Company;

(d)	Justin Davis-Rice and Xiaogang Wang will be removed as directors.

7.2	By entry into this Deed, each Shareholder acknowledges, agrees and resolves, pursuant to section 203C of the Corporations Act 2001 (Cth) that Justin Davis-Rice and Xiaogang Wang be removed as directors of the Company.

7.3	The statutory books and records of the Company must be rectified to reflect the changes described in paragraph 7.1 above, and notification must be given to ASIC by the Company accordingly, within I Business Day of the Consent Orders being made by the Court.

8.	Consent Orders

8.1	The Parties agree that:

(a)	a declaration will be sought from the Court to give effect to the parties' intentions set out in this Deed in relation to the shareholdings and directorships in the Company;

(b)	subject to the declaration referred to in 8.l(a) being made by the Court:

(i)	the Proceeding be dismissed with no orders as to costs; and

(ii)	the amount paid to the Federal Court of Australia as security for the costs of the Proceeding be paid as follows:

(A)	A$50,000 to Fedda;

(B)	A$50,000 to Burgess; and

(C)	the balance of A$440,000 plus any interest accrued to the Plaintiffs.

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8.2	The amounts to be paid to Fedda and Burgess pursuant to clause 8.1(b)(i) and(ii) are inclusive of any GST payable.

8.3	The First to Fourth Defendants and the Company must cause their respective solicitors to execute the Consent Orders and deliver them to the solicitors for the Plaintiffs on the Effective Date.

8.4	As soon as practicable and in any event within 1 Business Day of the Effective Date, the Plaintiffs will cause their solicitors, Baker McKenzie, to execute the Consent Orders and forward them to the Associate for Justice Markovic with a request that the Consent Orders be made in chambers by consent of all of the Parties.

8.5	The Parties agree to do all things necessary or desirable and instruct their solicitors to do all things necessary or desirable to have orders in the terms or to the effect of the Consent Orders promptly made.

8.6	If the Court does not agree to make the declaration referred to in clauses I, 2 and 3 of the Consent Orders, the parties agree to co-operate to prepare an agreed statement of facts to be provided to the Court for the purpose ofrequesting that the Court make the declaration and that the Parties will co-operate to seek to have the Court make the declaration.

8.7	If the Court does not agree to make the declaration the parties will negotiate in good faith to seek to achieve the intention of the parties set out in this Deed but if that cannot be achieved then the proceedings will remain on foot and the steps set out at clauses 3 and 4 above will not take place.

9.	Management of the Company

9.1	The Parties agree that Solar Juice Cayman is entitled to appoint two executive officers to join the Company's management team.

9.2	Each of Burgess and Fedda agree that they will not take any actions which would jeopardise the current arrangements with the suppliers or creditors of the Company, or any entities that the Company has existing contractual relationships with.

10.	Scottish Pacific Facility

10.1	The Parties agree that:

(a)	it is the intention of the Parties that the Scottish Pacific Guarantees will be removed once alternative terms have been agreed between Scottish Pacific, the SPI Group and the Company in relation to appropriate security for the Scottish Pacific Facility;

(b)	Fedda and Burgess will not be entitled to remove the Scottish Pacific Guarantees until:

(i)	alternative security arrangements have been agreed with Scottish Pacific; or

(ii)	for a period of 6 months from Completion, whichever occurs first.

10.2	Fedda and Burgess will assist as requested by the SPI Group to facilitate the above and will not take any actions which would jeopardise the Scottish Pacific Facility or the Company's relationship with Scottish Pacific.

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11.	Shareholders' Deed

11.1	The Parties agree that:

(a)	the Shareholders Deed remains valid and on foot and has not been terminated; and

(b)	Solar Juice Cayman, Lee and Zhou are parties to the Shareholders' Deed with effect from the date that they became Shareholders as recorded in the register of members of the Company.

11.2	The Parties agree that within 10 Business Days of the Effective Date they will negotiate amendments to the Shareholders' Deed, and execute an amended and restated version of the Shareholders' Deed, which at a minimum will include that:

(a)	the Shares held by Solar Juice Cayman, Lee or Zhou can be transferred to any Related Party of SPI;

(b)	any resolution proposed to be passed by the Company must either be by way of:

(i)	circulating written resolution; or

(ii)	providing the wording of the proposed resolution to all directors of the Company at least 5 business days prior to the board meeting at which that resolution is to be discussed;

(c)	all materials in relation to any board meeting will be provided at least 5 business days prior to the board meeting;

(d)	any payments greater than A$1,000 by the Company must be approved by at least one of the executive officers delegated by SPI, such approvals to be given within 24 hours of receipt of any notice of requested payment being received by the SPI;

(e)	no new contracts may be entered into or material contractual terms changed without SPI's prior written approval, such approval to be given within 24 hours of receipt of any notice of requested payment being received by the SPI;

(f)	no new employment or contract agreements entered into without the approval of at least one of the executive officers delegated by SPI, such approval to be given within 24 hours of receipt of any notice of requested payment being received by the SPI;

(g)	SPI, by way of the executive officers delegated by SPI, to have access to the bank accounts of the Company.

11.3	The Parties agree that within IO Business Days of the Effective Date they will negotiate amendments to the Constitution to ensure that it is consistent with the amendments to the Shareholders' Deed and that the parties will take all steps necessary to ensure the adoption of that constitution.

12.	If GST is payable

12.1	If any GST is payable on any taxable supply made by the supplier (Supplier) under this Deed to the recipient of that supply (Recipient), the Recipient must pay the GST Amount to the Supplier on the issue of an invoice relating to the taxable supply. It is a precondition for payment of the GST Amount by the Recipient that the Supplier must provide to the Recipient a tax invoice or a document that the Commissioner will treat as a tax invoice.

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12.2	The amount recoverable by the Supplier on account of GST under this clause will include any fines, penalties, interest and other charges incurred as a consequence of late payment or other default by the Recipient under this clause.

12.3	The Parties agree to do all things necessary and instruct their solicitors to do all things necessary to give effect to this clause.

13.	Stock Options and RSA

13.1	Any Stock Options and Restricted Share Awards granted to Burgess and Fedda pursuant to the SPI Energy Co., Ltd. 2015 Equity Incentive Plan or the Restricted Share Award Agreement remain subject to the terms and conditions of the SPI Energy Co., Ltd.2015 Equity Incentive Plan or Restricted Share Award Agreement as applicable.

13.2	Section 2.06 of the SPA will continue to apply to the Escrowed Consideration Shares subject to the following amendments that will apply on and from Completion:

(a)	"2016" will be replaced by "2021";

(b)	"2017'' will be replaced by "2022";

(c)	all references to the “Purchaser"will be replaced by “Solar Juice Cayman”.

14.	Releases by the Parties

Releases

14.1	With effect from Completion, the Plaintiffs release and discharge each of the Defendants from all Claims which the Plaintiffs have, or may have had against the Defendants but for this Deed in relation to the dispute described in Recital D, other than for an act of fraud by any of the Defendants.

14.2	With effect from Completion, the Defendants release and discharge the Plaintiffs from all Claims which the Defendants have, or may have had against the Plaintiffs but for this Deed in relation to the dispute described in Recital D, other than for an act of fraud by any of the Plaintiffs.

14.3	With effect from Completion, the First to Fourth Defendants release and discharge the Company from all Claims which the First to Fourth Defendants have, or may have had against the Company but for this Deed in relation to the dispute described in Recital D, other than for an act of fraud by the Company.

14.4	The releases in Clause 14.1, 14.2 and 14.3 do not apply to the Claims the Parties may have against each other arising out of any breach of this Deed.

Bar to action and covenant not to sue

14.5	The Parties agree that the releases provided in this Deed may be pleaded as a bar to any action, suit or proceeding commenced now or taken at any time by any of the Parties against any of the other Parties, or any person on behalfofa Party, with respect to or in any way connected with the subject matter of the releases.

14.6	Each of the Parties to this Deed covenants not to bring any action, suit or proceedings against any of the other Parties based in any way on any Claim which is the subject of a release in clauses 14.1, 14.2 and 14.3 of this Deed even if one or all of the releases contained in that clause prove to be ineffective for any reason.

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15.	No admission of liability

15.1	Nothing in this Deed is to be construed as an admission of liability by any Party.

16.	Representations and warranties

16.1	Burgess and Fedda each represent, warrant and covenant to the Plaintiffs that they have not repaid any part of the Burgess Rights Issue Loans or Fedda Rights Issue Loans with Company funds.

16.2	Burgess, Fedda and the Company each represent, warrant and covenant to the Plaintiffs that:

(a)	the Company has not paid and will not pay any money to Justin Davis-Rice;

(b)	Justin Davis-Rice has no entitlement to any payment from the Company, any shareholding in the Company or any right to any ongoing involvement in the Company;

(c)	Justin Davis-Rice will have no future role or involvement in the Company; and

(d)	the Interim Orders have been complied with.

16.3	Each Party warrants to the other Party that:

(a)	capacity and power: if it is a corporation, it has full legal capacity and power to enter into and perform this Deed and the transactions contemplated by this Deed;

(b)	authority: if it is a corporation, it has taken all corporate and other action necessary to authorise the execution and performance of this Deed and to carry out the transactions contemplated by this Deed;

(c)	documents binding: this Deed constitutes its legal, valid and binding obligations enforceable against it in accordance with their terms;

(d)	transactions permitted: the execution of this Deed and the performance by it of its obligations or the exercise of rights under this Deed do not:

(i)	if it is a corporation, contravene its constitution or any of the provisions of any law that apply to it as replaceable rules or mandatory rules;

(ii)	contravene a law, Authorisation or any Deed or obligation binding on it or applicable to its assets, revenues or business or any Deed to which it is a party;

(iii)	if it is a corporation, exceed any limits on its powers or the powers of its directors;

(e)	Authorisations:

(i)	all Authorisations necessary or advisable for or in connection with the execution, validity, performance or enforceability of this Deed and the transactions contemplated by this Deed have been obtained and are in full force and effect;

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(ii)	all conditions of each of those Authorisations have been complied with; and

(iii)	no circumstances exist which would permit the termination, revocation, suspension or cancellation of any of those Authorisations;

(f)	benefit: it benefits by entering into, exercising its rights and performing its obligations under this Deed; and

(g)	legal advice: it has sought, or has had the opportunity to seek and obtain, legal advice regarding the subject matter of this Deed (including, without limitation, the releases contained within this Deed) before entering into this Deed.

16.4	The Warranties in this Deed, including those in clauses 16.1 to 16.3, survive the execution of this Deed.

16.5	Each party acknowledges that the other party has entered into this Deed in reliance on the representations and warranties in this Deed, including those in clauses 16.1 to 16.3.

17.	Confidentiality to be preserved Provisions of Deed to remain confidential

17.1	Subject to clause 17.2, the Parties acknowledge that the terms of this Deed are confidential. Each Party must keep the terms of this Deed confidential and must not disclose or permit to be disclosed (or further disclose) to any person:

(a)	the content or effect of this Deed;

(b)	the detail of any disputes which previously existed between the Parties except to the extent that those details are already public knowledge; or

(c)	any information or statement (or do any other thing) which may be likely to harm or prejudice the reputation or good name of any other Party or, where applicable, its officers, employees or customers.

Permitted disclosures of this Deed

17.2	A Party may disclose the terms of the Deed:

(a)	with the prior written consent of the other Party; or

(b)	to those of its employees, officers, professional or financial advisers, bankers, auditors and creditors, as the Party reasonably thinks necessary to give effect to this Deed but only on a strictly confidential basis; or

(c)	in relation the Plaintiffs to any employees, officers, professional or financial advisers, bankers, auditors and creditors of SPI as necessary;

(d)	to the extent that the Party is compelled to disclose them by law, after the form and terms of that disclosure have been notified to the other Party and the other Party has had a reasonable opportunity to comment on the form and terms; or

(e)	for the purpose of the enforcement of this Deed.

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18.	General

Non-merger

18.1	The warranties, other representations and Deeds made by the Parties in this Deed are continuing and will not merge or be extinguished by payment of any monies payable under this Deed.

Invalid or unenforceable provisions

18.2	If a provision of this Deed is invalid or unenforceable in a jurisdiction:

(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	it does not affect the validity or enforceability of:

(i)	that provision in another jurisdiction; or

(ii)	the remaining provisions.

Waiver and exercise of rights

18.3	A waiver by a Party of a provision or of a right under this Deed is binding on the Party granting the waiver only ifit is given in writing and is signed by the Party or an officer of the Party granting the waiver.

18.4	A waiver is effective only in the specific instance and for the specific purpose for which it is given.

18.5	A single or partial exercise of a right by a Party does not preclude another or fmther exercise of that right or the exercise ofanotherright.

18.6	Failure by a Party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

Amendments to this Deed

18.7	This Deed may be amended only by a document signed by all Parties.

Counterparts and exchange

18.8	This Deed may be signed in counterparts and all counterparts taken together constitute one document.

18.9	An executed copy of this Deed may be exchanged by facsimile or electronic mail.

18.10	Delivery of this Deed may be effected by the Parties' legal advisors.

Costs

18.11	Each Party must pay its own costs (including its own legal costs) of the negotiation, preparation, execution and performance of this Deed.

Further assurances

18.12	Each party must, at its own expense, whenever requested by another party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Deed and the transactions contemplated by this Deed.

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No assignment

18.13	A party must not assign or otherwise transfer, create any charge, trust or other interest in, or otherwise deal in any other way with any of its rights under this Deed without the prior written consent of the other parties.

Successors and assigns

18.14	This Deed binds and benefits the Parties and their respective successors and permitted assigns.

Entire Deed

18.15	This Deed is the entire agreement of the parties about the subject matter of this Deed and supersedes all other representations, negotiations, arrangements, understandings or Deeds and all other communications. No party has entered into this Deed relying on any representations made by or on behalf of the other, other than those expressly made in this Deed.

Governing Law and jurisdiction

18.16	This Deed is governed by the laws of New South Wales, Australia.

18.17	Each Party irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia; and

(b)	waives, without limitation any claim or objection based on absence of jurisdiction or inconvenient forum.

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Execution

Executed as a Deed.

Signed sealed and delivered

for and on behalf of Solar Juice Co. Ltd

by its duly authorised representative:

Signature of authorised representative	Signature of witness

Name of authorised representative (please print)	Name of witness (please print)

Signed sealed and delivered

by Kun Fong Lee in his own capacity

and as trustee for Solar Juice Co. Ltd

in the presence of:

Signature of witness	Signature of Kun Fong Lee

Name of witness (please print)

Signed sealed and delivered

by Jinhan Zhou in his own capacity

and as trustee for Solar Juice Co. Ltd

in the presence of:

Signature of witness	Signature of Jinhan Zhou

Name of witness (please print)

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Signed sealed and delivered

by Andrew Lawrence Burgess in his

own capacity and as trustee for

Burgess Absolutely Entitled Trust

in the presence of:

Signature of witness	Signature of Andrew Lawrence Burgess

Name of witness (please print)

Signed sealed and delivered

by Rami Ahmed Fedda in his own

capacity and as trustee for Fedda

Absolutely Entitled Trust

in the presence of:

Signature of witness	Signature of Rami Ahmed Fedda

Name of witness (please print)

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Signed sealed and delivered

for and on behalf of Allied Energy

Holding Pte Ltd

by its duly authorised representative

/s/ Tan Chin Piaw	/s/ Stephanie Ang
Signature of authorised representative	Signature of witness

Tan Chin Piaw	Stephanie Ang
Name of authorised representative (please print)	Name of witness (please print)

Signed sealed and delivered

by Chin Piaw Tan

in the presence of:

/s/ Stephanie Ang	/s/ Chin Piaw Tan
Signature of witness	Signature of Chin Piaw Tan

Stephanie Ang
Name of witness (please print)

Signed sealed and delivered

for and on behalf of Solar Juice Pty Ltd

in accordance with section 127 of the

Corporations Act 2001 by a director and

secretary/director:

Signature of director	Signature of secretary/director

Name of director (please print)	Name of secretary/director (please print)

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Schedule 1

Federal Court of Australia	No. NSD605/2020
District Registry: New South Wales
Division: General

IN THE MATTER OF SOLAR JUICE PTY LTD

ACN 139 534 026

Solar Juice Co. Ltd (a Cayman Islands registered company) and others named in the schedule

Plaintiffs

Andrew Lawrence Burgess in his own capacity and as trustee for Burgess Absolutely Entitled Trust and others named in the schedule

Defendants

ORDER

JUDGE: JUSTICE MARKOVIC

DATE OF ORDER: October 2020

WHERE MADE: Sydney

BY CONSENT, THE COURT ORDERS THAT:

1.	Declare that the purported issue of 47 ordinary shares in the Fifth Defendant to each of the First Defendant and the Second Defendant on or about 22 May 2020 and the purported issue of 6 ordinary shares in the Fifth Defendant to the Third Defendant on or about 26 May 2020 each pursuant to a purported rights issue (Purported Rights Issue) is invalid, void and of no effect.

2.	Declare that:

(a)	the purported removal of the Second Plaintiff as a director of the Company;

(b)	the purported removal of the Third Plaintiff as a director of the Company; and

(c)	the purported appointment of Chin Piaw Tan as a director of the Company,

as set out in the document entitled "Solar Juice - Director Appointment and Removal" is invalid, void and of no effect.

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3.	Declare that:

(a)	the purported appointment of Justin Davis-Rice as chairperson of the Company isi nvalid, void and of no effect; and

(b)	Mr Xiaofeng Peng remains the duly appointed chairperson of the Company.

4.	Pursuant to section 175 of the Corporations Act 2001 (Cth) (Act), the register of members of the Fifth Defendant required to be kept under section 169 of the Act be corrected by the Fifth Defendant to reflect the setting aside of the Rights Issue.

5.	The Fifth Defendant take all necessary steps to rectify the register of members in accordance with Order 1 and 4 and lodge notice of the correct of the register of members of the Fifth Defendant with the Australian Securities and Investments Commission.

6.	The interlocutory orders made on 4 June 2020, as extended by Order I of the Orders made on 12 June 2020, as extended and varied by Order 1 of the Orders made on 3 July 2020 and as extended by Order 1 of the Orders made on 21 July 2020, be vacated.

7.	The Plaintiffs' undertaking as to damages proffered on 4 June 2020, and repeated on 12 June 2020, 3 July 2020 and 21 July 2020 is discharged.

8.	The amount paid by the Plaintiffs into Court as security for costs be paid out as follows:

(a)	$50,000 to be paid to the First Defendant, Mr Burgess, as follows:

Andrew Burgess

Westpac

BSB: xxx xxx

Account: xxxxxx

(b)	$50,000 to be paid to Second Defendant, Mr Fedda, as follows:

Rami Fedda

Westpac

BSB: xxx

Account: xxxxxx

(a)	the balance plus any interest accrued to be repaid to the Plaintiffs as follows:

Account name: Baker & McKenzie Law Practice Trust Account

BSB: xxxxxxx

Account No: xxxxxxxx

Swift Code: ANZBAU3M

9.	The proceedings, including the cross claim, be otherwise dismissed with no orders as to costs.

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Schedule 2

Part A - Company Warranties

1.1	The capital structure of the Company as at the date of this Deed is as set out in clause 3.1(a), which comprises the entire share capital of the Company.

1.2	The capital structure of the Company as at the Completion Date is as set out in clause 4.13 of this Deed, which comprises the entire share capital of the Company.

1.3	The Company has not granted any option, convertible note, warrant or other security convertible into Shares or other right over the issued or unissued capital of the Company and the Company is not under any obligation to issue, transfer or otherwise dispose of, and has not granted any person the right to call for the issue, transfer or disposal of, any shares in the Company.

1.4	Shareholder approval of the Company is not required for the issue of the Subscription Shares or, if required, has been validly obtained.

1.5	SJC, Lee and Zhou will acquire good and marketable title to the SJC Subscription Shares and the SJC Subscription Shares will be validly issued and free from any Third Party Interests and any actual, pending or threatened Claim by any person (other than the Dispute).

1.6	Allied will acquire good and marketable title to the Allied Subscription Shares and the Allied Subscription Shares will be validly issued and free from any Third Party Interests and any actual, pending or threatened Claim by any person (other than the Dispute).

1.7	Burgess will acquire good and marketable title to the Burgess Subscription Shares and the Burgess Subscription Shares will be validly issued and free from any Third Party Interests and any actual, pending or threatened Claim by any person (other than the Dispute).

1.8	Fedda will acquire good and marketable title to the Fedda Subscription Shares and the Fedda Subscription Shares will be validly issued and free from any Third Party Interests and any actual, pending or threatened Claim by any person (other than the Dispute).

1.9	The Subscription Shares will be issued fully paid and rank equally with all other Shares on issue as at the Completion Date.

1.10	The Company has complied in all material respects with, and the issue of the Subscription Shares will comply in all material respects with, the Corporations Act, the Constitution and all other applicable laws.

1.11	There is no restriction on the issue of the Subscription Shares and the Company has obtained all consents and waivers necessary to enable it to issue the Subscription Shares.

1.12	Other than in respect of the Purported Rights Issue, the Company has not received notice of any application or intended application for the rectification of its register of members or any other register that it is required by law to maintain.

1.13	The Company is not subject to an Insolvency Event.

1.14	The Company has not reduced, repaid, redeemed or repurchased any of its share capital or undergone any capital reorganisation or resolved to repurchase any of its Shares.

1.15	Other than the Dispute, the Company is not engaged in any legal proceedings.

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1.16	There are no proceedings pending or threatened against the Company, nor are there any matters or disputes which might give rise to any proceedings against the Company, its directors, officers or any other person in respect of whom the Company has liability

1.17	There is no unfulfilled or unsatisfied judgment outstanding against the Company.

1.18	The Company has not issued securities in the 12 months prior to the date of this Deed in reliance on the disclosure exemption in section 708(1) of the Corporations Act other than the Purported Rights Issue.

1.19	The Company is not issuing the Subscription Shares for the purposes of them being on sold, nor transferred, or the granting, issuing or transferring of interests in, or options or warrants over them.

Part B • Subscriber Warranties

1.20	It is a person to whom the Subscription Shares may be issued under section 708(12) of the Corporations Act.

1.21	It subscribes for the Subscription Shares as principal and not for the purposes of selling or transferring the Subscription Shares or granting any, issuing or transferring interest in or options or warrants over them to any other person.

1.22	It will only sell or otherwise deal with the Subscription Shares as applicable in accordance with the Corporations Act, the Constitution and the Shareholders Deed.

1.23	Except as set out in this Deed, it does not required any regulatory approvals or waivers for the subscription of the Subscription Shares.